Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-60522) and Form S-8 (Nos. 333-45938, 333-49664 and 333-71816) of our report dated January 16, 2002, relating to the financial statements, which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 8, 2002